UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 21, 2009

APPLIED SOLAR, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50450	98-0370750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3560 Dunhill Street
San Diego, California 92121
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (858) 909-4080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement.

Additional Amendment of Secured Loan Financing

Applied Solar, Inc. (the “Company” or “we”) previously disclosed in its current reports on Form 8-K filed on May 22, 2009, June 18, 2009, July 6, 2009 and July 13, 2009 (the “Previous Form 8-Ks”) that it entered into a certain definitive loan and security agreement (the “Loan Agreement”) with The Quercus Trust, originally dated May 18, 2009 and since amended several times, pursuant to which the Company has borrowed a total of $1,686,000 from The Quercus Trust.  We also reported that as a condition of the financing, the Loan Agreement requires that the Company file for reorganization and protection from creditors pursuant to Title 11 of the U.S. Bankruptcy Code.

On July 21, 2009, we executed an additional amendment to the Loan Agreement and delivered an additional promissory note in favor of The Quercus Trust in the amount of $215,000 (the “Additional Promissory Note”) in respect of an additional $215,000 funded by The Quercus Trust to the Company (the “Additional Financing”).  The terms of the Additional Promissory Note are substantially similar to the terms of the promissory notes described in the Previous Form 8-Ks.  In connection with the Additional Financing, the Company’s subsidiaries executed an unconditional and irrevocable guaranty of the Company’s obligations under the Additional Promissory Note in favor of The Quercus Trust.

Investors are cautioned that they are likely to lose all of their investment in the Company’s common stock in the bankruptcy process.  Stockholders of a company in chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied.  Based on current information, our management does not believe that our secured and unsecured creditors’ claims will be satisfied in full in any chapter 11 proceeding.

The Quercus Trust is the Company's primary lender and beneficially owns approximately 62% of the Company's fully diluted outstanding common stock.

Item 1.03.    Bankruptcy or Receivership.

On July 24, 2009, the Company, and one of its wholly-owned subsidiaries, Solar Communities I, LLC, a Delaware limited liability company, filed a voluntary petition (the “Chapter 11 Petition”) for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Chapter 11 Petition is being administered under the Chapter 11 Case No. 09-12623 (MFW) (the “Chapter 11 Proceeding”). The Court assumed jurisdiction over assets of the Company and Solar Communities as of the date of the filing of the Chapter 11 Petition. The Company and Solar Communities will continue to operate their respective business as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in item 1.01 under the heading “Additional Amendment of Secured Loan Financing” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2009	APPLIED SOLAR, INC.

	By:	/s/ Aidan Shields
Aidan Shields
Chief Financial Officer